EXHIBIT 31.1

                           CLICKABLE ENTERPRISES, INC.
                  OFFICER'S CERTIFICATE PURSUANT TO SECTION 302


I, Nicholas Cirillo, Jr., the President of Clickable Enterprises, Inc., certify that:

1. I have reviewed this Amendment No. 1 to Form 10-QSB of Clickable Enterprises, Inc.;

2. Based on my knowledge, this amended report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

              (a) Designed such disclosure  controls and  procedures,  or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

              (b) Designed such internal  control over financial  reporting,  or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

              (c) Evaluated the  effectiveness  of the small  business  issuer's disclosure  controls  and  procedures  and  presented  in this
                  report  our  conclusions   about  the   effectiveness  of  the
                  disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

              (d) Disclosed  in this  report  any  change in the small  business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

              (a) All significant  deficiencies  and material  weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

              (b) Any fraud,  whether or not material,  that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


Date: October 7, 2004


/s/ Nicholas Cirillo, Jr.
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Nicholas Cirillo, Jr. President (Principal Executive Officer)